Exhibit 99.1

NEWS RELEASE

CONTACT:
Mary McGowan
Summit IR Group Inc.
Phone:   408-404-5401
mary@summitirgroup.com

                    ENDWAVE UPDATES REVENUE OUTLOOK FOR 2006

SAN JOSE, CA - Dec. 11, 2006 - Endwave Corporation (NASDAQ:ENWV) today provided an updated revenue outlook for its fourth quarter of 2006. Management currently expects fourth quarter revenues of $10 million to $12 million. This would imply revenue growth for the fiscal year ending December 31, 2006 of approximately 20% to 25% as contrasted with the projected annual growth rate of 35% discussed on October 24, 2006.

"As discussed on our third quarter conference call, we anticipated a potential decline in revenues during the fourth quarter due to the impending merger of the network businesses of Nokia and Siemens and a resulting inventory reduction by the companies. However, Nokia management has recently informed us that their pre-merger inventory reduction, and consequently the contraction in our revenues, will be larger than they had originally projected. This information has caused us to reduce our revenue outlook for the fourth quarter," stated Ed Keible, President and Chief Executive Officer of Endwave. "While we are disappointed with this change in outlook for this quarter, we believe the decrease in demand is temporary. Endwave is well-positioned with our products and customers. We are confident in the long-term outlook for our business and look forward to continued revenue growth in 2007 as Nokia and Siemens complete their merger."

ABOUT ENDWAVE

Endwave Corporation designs, manufactures and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. Our RF modules are typically used in high-frequency applications and include integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 39 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Diamond Springs, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com.

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"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers' abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent Annual Report on Form 10-K, and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.